Exhibit 10.2

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) to that certain Agreement and Plan of Merger, dated as of April 7, 2011, by and among M/A-COM Technology Solutions Inc., a Delaware corporation (“Parent”), Optomai, Inc., a Delaware corporation (the “Company”), Optomai Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, the Company Stockholders listed on Schedule 1-A thereto (the “Principal Stockholders”), and Vivek Rajgarhia, as Stockholders’ Agent (“Stockholders’ Agent”) (the “Merger Agreement”) is entered into as of May 2, 2013, by and among Parent, the Company, the Principal Stockholders and Stockholders’ Agent (collectively, the “Parties”).

Recitals

A. The Parties desire to amend, in accordance with Section 11.8 of the Merger Agreement, the Merger Agreement as set forth herein.

B. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Merger Agreement.

Agreement

In consideration of the premises, mutual promises, representations, warranties and covenants set forth in this Amendment, the Parties, intending to be legally bound, agree as follows:

1. RATIFICATION AND AFFIRMATION OF THE MERGER AGREEMENT. The Parties hereby ratify and affirm the Merger Agreement and the respective rights and obligations of the Parties as set forth in the Merger Agreement, all of which shall remain in full force and effect except as otherwise expressly amended as set forth herein.

2. AMENDMENTS.

(a) Amendments to Section 2.18(a) of the Merger Agreement.

(i) The reference to “March 29, 2013” in Section 2.18(a) of the Merger Agreement is hereby deleted and the date “September 27, 2013” is inserted in lieu thereof.

(ii) The reference to “May 29, 2013” in Section 2.18(a) of the Merger Agreement is hereby deleted and the date “November 27, 2013” is inserted in lieu thereof.

(iii) The phrase “Paragraphs (b) and (c) of Exhibit C” in the last sentence of Section 2.18(a) of the Merger Agreement is hereby deleted and the phrase “Paragraph (b) of Exhibit C” is inserted in lieu thereof.

(b) Amendment to Section 2.18(d) of the Merger Agreement. The Parties acknowledge and agree that the Earnout Payment for the period ended March 30, 2012 as described in Paragraph (a) of Exhibit C to the Merger Agreement was not earned and no amount in respect thereof is due and owing by Parent. Accordingly, and as a result of the amendments set forth in Section 2(a) above, the reference to “$16,000,000” in the fourth sentence of Section 2.18(d) of the Merger Agreement is hereby deleted and “$3,750,000” is inserted in lieu thereof.

(c) Amendments to Section 10.3(a) of the Merger Agreement.

(i) The reference to “May 29, 2013” in Section 10.3(a) of the Merger Agreement is hereby deleted and the date “November 27, 2013” is inserted in lieu thereof.

(ii) The reference to “March 29, 2013” in Section 10.3(a) of the Merger Agreement is hereby deleted and the date “September 27, 2013” is inserted in lieu thereof.

(d) Amendments to Exhibit C to the Merger Agreement. Paragraphs (b) and (c) and the first paragraph following Paragraph (c) of Exhibit C to the Merger Agreement are hereby deleted in their entirety and the following is inserted in lieu thereof:

“(b) If, for the 12-month period ending September 27, 2013, (i) Parent recognizes Product Revenue that is greater than or equal to $8,500,000 and (ii) the CM Percentage is greater than or equal to 69%, then Parent shall pay to the Company Stockholders and the Qualifying Option Holders and allocate to the Bonus Pool as an Earnout Payment an aggregate amount equal to $3,750,000.

The Parties acknowledge and agree that the Earnout Payment for the period ended March 30, 2012 as described in Paragraph (a) above was not earned and no amount in respect thereof is due and owing by Parent. Accordingly, in no event shall the aggregate of all Earnout Payments calculated pursuant to this Exhibit C exceed $3,750,000.”

(e) Amendment to Exhibit D to the Merger Agreement. The Parties agree that all budget and support obligations set forth in Exhibit D of the Merger Agreement have been satisfied through the date hereof, and that from and after the date hereof the text of Exhibit D is hereby deleted in its entirety and the following is inserted in lieu thereof: “The Optoelectronics Business Unit will have access to and the support of Parent’s internal and external global sales force and distribution channels on substantially the same basis as Parent’s other business units.”

3. MISCELLANEOUS. The terms and provisions of Sections 11.1–11.3 and 11.5–11.11 of the Merger Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment. This Amendment, the Merger Agreement, and the documents referred to herein and therein constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent that they relate in any way to the subject matter of this Amendment. This Amendment shall not be assigned by operation of law or otherwise and shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Amendment shall create or be deemed to create any third party beneficiary rights in any Person not party to this Amendment other than the Parent Indemnified Persons.

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The Parties have executed this Amendment as of the date first above written.

PARENT:		COMPANY:

M/A-COM TECHNOLOGY SOLUTIONS INC.		OPTOMAI, INC.

By:	/s/ Clay Simpson	By:	/s/ Clay Simpson
Name: Clay Simpson		Name: Clay Simpson
Title: Vice President		Title: Vice President

PRINCIPAL STOCKHOLDERS:

/s/ Vikas Manan
Name: Vikas Manan

/s/ Vivek Rajgarhia
Name: Vivek Rajgarhia

/s/ Stefano D’Agostino
Name: Stefano D’Agostino

STOCKHOLDERS’ AGENT:

/s/ Vivek Rajgarhia
Name: Vivek Rajgarhia